Exhibit 99.1


               SNAP-ON INCORPORATED ANNOUNCES COMPLETION OF THE
                      ACQUISITION OF HEIN-WERNER CORPORATION

 KENOSHA, Wisconsin: July 20, 1998 -- Snap-on Incorporated and Hein-Werner Corporation of Waukesha, Wis. announced today the completion of the merger, effective at the close of business Friday, July 17, 1998, resulting in Hein-Werner becoming an indirect wholly-owned subsidiary of Snap-on. Hein-Werner markets collision repair products that employ state-of-the-art technology.

 Snap-on Incorporated (NYSE:SNA) is a $1.7 billion leading global developer, manufacturer and distributor of tool and equipment solutions for professional technicians, motor service shop owners, specialty repair centers, original equipment manufacturers, and industrial tool users worldwide. Product lines include hand and power tools, diagnostics and shop equipment, tool storage products, diagnostics software, and other solutions for the automotive service industry.


        Media contact:
        Richard Secor
        414/656-5561